Exhibit 99.1
News Release

Hi-Crush Partners LP Announces Acquisition of Blair Facility

Houston, Texas - August 10, 2016 - Hi-Crush Partners LP (NYSE: HCLP) “Hi-Crush” or the “Partnership” announced today that it has entered into a contribution agreement with Hi-Crush Proppants LLC (“Proppants”) to acquire Hi-Crush Blair LLC (“Blair”), the entity that owns Proppants’ raw frac sand processing facility located in Blair, Wisconsin. Blair has 1,285-acres of Northern White reserves, with a plant processing capacity of approximately 2.86 million tons of 20/100 frac sand per year.

Under the terms of the transaction, the Partnership will pay cash consideration of $75 million to Proppants, issue 7,053,292 of common units, and pay up to $10 million of contingent earnout consideration. At the closing of the acquisition, the Partnership will own all of Blair’s membership interests. The acquisition is expected to close in September 2016, subject to regulatory approvals and other closing conditions.

Lazard Frères & Co. LLC acted as financial advisor to Proppants. Evercore Partners L.L.C. advised the Conflicts Committee, comprised entirely of independent directors of the Board of Directors of the general partner of the Partnership, which unanimously approved the transaction.

About Hi-Crush
Hi-Crush is an integrated producer, transporter, marketer and distributor of high-quality monocrystalline sand, a specialized mineral that is used as a proppant to enhance the recovery rates of hydrocarbons from oil and natural gas wells. Hi-Crush's reserves, which are located in Wisconsin, consist of "Northern White" sand, a resource that exists predominately in Wisconsin and limited portions of the upper Midwest region of the United States. Hi-Crush owns and operates the largest distribution network in the Marcellus and Utica shales, and has distribution capabilities throughout North America.

Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s reports filed with the SEC, including those described under 1A of Hi-Crush’s Form 10-K for the year ended December 31, 2015 and any subsequently filed 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include: whether we are able to complete the Blair acquisitions; the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any litigation, claims or assessments, including unasserted claims; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor contact:
Investor Relations
ir@hicrushpartners.com
(713) 980-6270

Marc Silverberg, ICR Inc.
marc.silverberg@icrinc.com
(646) 277-1293